INDEX TO EXHIBITS


10.1 Commercial Paper Dealer Agreement 4(2) Program between Global Marine Inc., as Issuer, and Merrill Lynch Money Markets Inc., as Dealer, dated as of July 27, 1999.

10.2 Commercial Paper Dealer Agreement 4(2) Program between Global Marine Inc., as Issuer, and Goldman, Sachs & Co., as Dealer, dated as of July 27, 1999.

10.3 Resolution dated August 11, 1999, regarding Directors' Fees and Expense Reimbursement.

10.4 Resolution dated August 11, 1999, regarding Termination of Retirement Plan for Outside Directors.

15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.

27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission.
       Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934, or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)